Exhibit 99.1

URBAN OUTFITTERS, INC.

Preliminary First Quarter Results

Philadelphia, PA – May 19, 2020

For Immediate Release	Contact:	Oona McCullough
Director of Investor Relations
(215) 454-4806

URBN Reports Preliminary Q1 Results

PHILADELPHIA, PA, May 19, 2020 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of Anthropologie, BHLDN, Free People, Terrain, Urban Outfitters and Nuuly brands and the Menus & Venues division, today announced a preliminary net loss of $138 million and preliminary loss per diluted share of $1.41 for the three months ended April 30, 2020.

The impact of the coronavirus pandemic (COVID-19) on the Company’s business has resulted in the need to perform impairment assessments of the Company’s long-lived assets. These preliminary financial results include a provisional impairment expense and the corresponding tax effects, all of which are currently being evaluated. While these items are non-cash in nature, a potential change to the provisional impairment expense could materially impact the reported results.

Total Company net sales for the three months ended April 30, 2020, decreased 31.9% over the same period last year to $588 million. Comparable Retail segment net sales decreased 28%, driven by negative retail store sales due to mandated store closures, partially offset by low double-digit growth in the digital channel. By brand, comparable Retail segment net sales decreased 19% at Free People, 24% at Urban Outfitters and 33% at the Anthropologie Group. Total Retail segment net sales decreased 28%. Wholesale segment net sales decreased 74%.

“I am incredibly proud of our teams for their hard work, dedication and resilience over the last two months.  The actions we’ve taken during the quarter to strengthen our balance sheet and help preserve liquidity provides us with financial flexibility during this difficult period,” said Richard A. Hayne, Chief Executive Officer. “I’m confident our proven ability to execute our multi-channel, multi-brand, and multi-category strategy will ensure our future success,” finished Mr. Hayne.

Net sales by brand and segment for the three-month periods were as follows:

	Three Months Ended
	April 30,
	2020	2019
Net sales by brand
Anthropologie Group	$234,075	$354,988
Urban Outfitters	237,320	316,806
Free People	107,664	186,191
Menus & Venues	3,154	6,428
Nuuly	6,270	—
Total Company	$588,483	$864,413

Net sales by segment
Retail Segment	$561,232	$782,563
Wholesale Segment	20,981	81,850
Subscription Segment	6,270	—
Total Company	$588,483	$864,413

For the three months ended April 30, 2020, the preliminary gross profit rate decreased to 2.0% from 31.1% in the prior year’s comparable period. Preliminary gross profit dollars decreased 95.6% to $11.8 million from $269.1 million. The decrease in preliminary gross profit rate was due to significant store occupancy deleverage, a meaningful increase in inventory obsolescence reserves, an increase in delivery expense and an increase in merchandise markdowns.  While stores were closed for half of the first quarter of fiscal 2021 due to the coronavirus pandemic, store occupancy expense significantly deleveraged as rent and other occupancy costs are unadjusted until agreements are reached with landlords. During the first quarter of fiscal 2021, the Company recorded a $14.5 million provisional store impairment charge and a $43.3 million year-over-year increase in inventory obsolescence reserves due to an increase in aged inventory and an increase in the promotional environment in both the Retail and Wholesale segments. Delivery expense increased primarily due to the increase in penetration of the digital channel, lower average order value and an increase in split shipments.

As of April 30, 2020, total inventory decreased by $72.7 million, or 17.8%, on a year-over-year basis. The decrease in inventory was due to an 18% decrease in Retail segment inventory and a 16% decrease in Wholesale segment inventory.

For the three months ended April 30, 2020, selling, general and administrative expenses decreased by $18.5 million, or 8.1%, compared to the prior year’s comparable period and expressed as a percentage of net sales, increased to 35.8% from 26.5% in the prior year’s comparable period. The deleverage in selling, general and administrative expenses for the three months ended April 30, 2020, was primarily related to deleverage in store and field management expense. The Company made the decision to continue to employ and pay a large portion of regional and store management teams despite store closures and reduced sales during the coronavirus pandemic. Additionally, marketing expenses increased as a percentage of net sales primarily due to the increase in digital channel penetration. Lastly, the Company recorded a significant increase in allowance for doubtful accounts reserves for wholesale customer accounts receivables as a result of the significant disruption and uncertainty currently in the wholesale macro environment.  The decrease in selling, general and administrative expenses was primarily due to the cost savings measures the Company put in place after mandated store closures as a result of the coronavirus pandemic.

The Company’s preliminary effective tax rate for the three months ended April 30, 2020, was a benefit of 30.3% compared to an expense of 23.7% in the prior year period.

Preliminary net loss for the three months ended April 30, 2020, was $138 million and preliminary loss per diluted share was $1.41.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the three months ended April 30, 2020, the Company repurchased and subsequently retired 0.5 million common shares for approximately $7 million under this program. These shares were repurchased prior to the known spread of the coronavirus pandemic in the United States which forced the Company to close its stores for an extended period of time. During the year ended January 31, 2020, the Company repurchased and subsequently retired 8.1 million common shares for approximately $217 million under this program. On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a new share repurchase program. As of April 30, 2020, 25.9 million common shares were remaining under the programs.

During the three months ended April 30, 2020, the Company opened a total of four new retail locations including: two Anthropologie Group stores and two Urban Outfitters stores; and closed one Urban Outfitters store. During the three months ended April 30, 2020, no franchisee-owned stores were opened or closed.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 249 Urban Outfitters stores in the United States, Canada and Europe and websites; 233 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 144 Free People stores in the United States, Canada and Europe, catalogs and websites, 11 Menus & Venues restaurants, 5 Urban Outfitters franchisee-owned stores, 1 Anthropologie Group franchisee-owned store and 1 Free People franchisee-owned store, as of April 30, 2020. Free People, Anthropologie Group and Urban Outfitters wholesale sell their products through approximately 2,300 department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

A conference call will be held today to discuss first quarter results and will be webcast at 5:15 pm. ET at: https://edge.media-server.com/mmc/p/s3th4urs

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: impacts of the coronavirus (COVID-19) pandemic, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions or public health crises such as the coronavirus (COVID-19) pandemic, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, the departure of one or more key senior executives, import risks, changes to U.S. and foreign trade policies, including the enactment of tariffs, border adjustment taxes or increases in duties or quotas, the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, risks associated with digital sales, our ability to maintain and expand our digital sales channels, response to new store concepts, our ability to integrate acquisitions, failure of our manufacturers and third-party vendors to comply with our social compliance program, changes in our effective income tax rate (including the uncertainties associated with the U.S. Tax Cuts and Jobs Act), changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Preliminary Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	April 30,
	2020	2019

Net sales	$588,483	$864,413
Cost of sales (excluding store impairment)	562,112	595,357
Store impairment (1)	14,528	—
Gross profit	11,843	269,056
Selling, general and administrative expenses	210,578	229,036
(Loss) income from operations	(198,735)	40,020
Other income, net	162	2,680
(Loss) income before income taxes	(198,573)	42,700
Income tax (benefit) expense (2)	(60,131)	10,115
Net (loss) income	$(138,442)	$32,585

Net (loss) income per common share:
Basic	$(1.41)	$0.31
Diluted	$(1.41)	$0.31

Weighted-average common shares outstanding:
Basic	97,910,314	104,437,460
Diluted	97,910,314	105,340,148

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%
Cost of sales (excluding store impairment)	95.5%	68.9%
Store impairment (1)	2.5%	—
Gross profit	2.0%	31.1%
Selling, general and administrative expenses	35.8%	26.5%
(Loss) income from operations	-33.8%	4.6%
Other income, net	0.1%	0.3%
(Loss) income before income taxes	-33.7%	4.9%
Income tax (benefit) expense (2)	-10.2%	1.1%
Net (loss) income	-23.5%	3.8%

(1)	Excludes potential adjustments to provisional impairment expense of long-lived assets due to COVID-19. The Company’s assessment of these assets is in progress.
(2)	Excludes the income tax impact of potential adjustments to provisional impairment expense of long-lived assets due to COVID-19.

URBAN OUTFITTERS, INC.

Preliminary Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	April 30,	January 31,	April 30,
	2020	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$588,740	$221,839	$291,199
Marketable securities	65,121	211,453	229,163
Accounts receivable, net of allowance for doubtful accounts of $6,304, $880 and $892, respectively	55,910	88,288	88,390
Inventory	335,640	409,534	408,362
Prepaid expenses and other current assets	131,517	122,282	122,183
Total current assets	1,176,928	1,053,396	1,139,297

Property and equipment, net (1)	880,353	890,032	829,072
Operating lease right-of-use assets (1)	1,116,597	1,170,531	1,088,290
Marketable securities	13,272	97,096	93,894
Deferred income taxes and other assets (2)	169,054	104,578	101,267
Total Assets	$3,356,204	$3,315,633	$3,251,820

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104,702	$167,871	$174,258
Current portion of operating lease liabilities	243,671	221,593	214,443
Accrued expenses, accrued compensation and other current liabilities	315,204	249,306	259,478
Total current liabilities	663,577	638,770	648,179
Non-current portion of operating lease liabilities	1,088,932	1,137,495	1,092,180
Long-term debt	220,000	—	—
Deferred rent and other liabilities	85,587	84,013	63,490
Total Liabilities	2,058,096	1,860,278	1,803,849

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 97,777,322, 97,976,815 and 103,599,364 issued and outstanding, respectively	10	10	10
Additional paid-in-capital	3,593	9,477	—
Retained earnings	1,335,430	1,473,872	1,478,678
Accumulated other comprehensive loss	(40,925)	(28,004)	(30,717)
Total Shareholders’ Equity	1,298,108	1,455,355	1,447,971
Total Liabilities and Shareholders’ Equity	$3,356,204	$3,315,633	$3,251,820

(1)	Excludes potential adjustments to provisional impairment expense of long-lived assets due to COVID-19. The Company’s assessment of these assets is in progress.
(2)	Excludes the income tax impact of potential adjustments to provisional impairment expense of long-lived assets due to COVID-19.

URBAN OUTFITTERS, INC.

Preliminary Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	April 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(138,442)	$32,585
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	27,924	27,809
Non-cash lease expense	48,370	46,626
(Benefit) provision for deferred income taxes (2)	(64,305)	4,163
Share-based compensation expense	4,872	5,553
Store impairment (1)	14,528	—
Loss on disposition of property and equipment, net	439	552
Changes in assets and liabilities:
Receivables	32,118	(8,003)
Inventory	71,759	(38,551)
Prepaid expenses and other assets	(625)	(12,396)
Payables, accrued expenses and other liabilities	(29,071)	15,081
Operating lease liabilities	(27,219)	(47,526)
Net cash (used in) provided by operating activities	(59,652)	25,893
Cash flows from investing activities:
Cash paid for property and equipment	(43,518)	(37,716)
Cash paid for marketable securities	(45,517)	(129,896)
Sales and maturities of marketable securities	311,258	151,761
Net cash provided by (used in) investing activities	222,223	(15,851)
Cash flows from financing activities:
Borrowings under long-term debt	220,000	—
Proceeds from the exercise of stock options	—	974
Share repurchases related to share repurchase program	(7,036)	(71,242)
Share repurchases related to taxes for share-based awards	(3,720)	(5,383)
Net cash provided by (used in) financing activities	209,244	(75,651)
Effect of exchange rate changes on cash and cash equivalents	(4,914)	(1,452)
Increase (decrease) in cash and cash equivalents	366,901	(67,061)
Cash and cash equivalents at beginning of period	221,839	358,260
Cash and cash equivalents at end of period	$588,740	$291,199

(1)	Excludes potential adjustments to provisional impairment expense of long-lived assets due to COVID-19. The Company’s assessment of these assets is in progress.
(2)	Excludes the income tax impact of potential adjustments to provisional impairment expense of long-lived assets due to COVID-19.